Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103-7098 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

Board of Trustees
Old Mutual Columbus Circle Technology And Communications Fund
Old Mutual Funds II
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Board of Trustees
Old Mutual Focused Fund
Old Mutual Funds II
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Re:
Plan of Reorganization, made as of the 28th day of July, 2009 (the “Agreement”), by Old Mutual Funds II, a statutory trust created under the laws of the State of Delaware (“Trust”), on behalf of its series Old Mutual Columbus Circle Technology And Communications Fund (“Target Fund”) and Old Mutual Focused Fund (“Surviving Fund”).

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax consequences of the reorganization of the Target Fund (the “Reorganization”), which will consist of:  (i) the acquisition by Trust, on behalf of Surviving Fund, of all of the assets of Target Fund in exchange for the assumption and payment, when due, of all liabilities of Target Fund, (ii) the reclassification of the full and fractional Class A, Institutional Class, and Class Z shares of beneficial interest, with $.001 par value, of Target Fund (“Target Fund Shares”) as shares of Surviving Fund (“Surviving Fund Shares”), which are voting securities, such that the reclassified shares of an Target Fund shareholder will have an aggregate net asset value equal to the aggregate net asset value of the Target Fund Shares held by such shareholder immediately prior to the Effective Time, and (iii) the liquidation of Target Fund at the Effective Time (the “Closing”), all upon and subject to the terms and conditions of the Agreement.

In rendering our opinion, we have reviewed and relied upon:  (a) Agreement adopted by the Board on July 28, 2009; (b) the combined proxy statement/prospectus provided to shareholders of Target Fund in connection with a Special Meeting of Shareholders of Target Fund held on November 16, 2009 and adjourned until November 30, 2009; (c) certain representations concerning the Reorganization made to us by Surviving Fund and the Target Fund, in a letter dated December 4, 2009 (the “Representation Letter”); (e) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (f) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.  All capitalized terms used herein, unless otherwise defined, are used as defined in the Agreement.

For purposes of this opinion, we have assumed that the Target Fund on the Closing Date of the Reorganization satisfies, and immediately following the Closing Date of the Reorganization the Surviving Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.

Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the Representation Letter for the Target Fund and the Surviving Fund, it is our opinion that:

1.           The acquisition by Surviving Fund of substantially all of the assets of Target Fund as provided for in the Agreement, in exchange solely for Surviving Fund Shares and the assumption by Surviving Fund of the liabilities of Target Fund, followed by the distribution by Target Fund to its shareholders of Surviving Fund Shares in complete liquidation of Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Target Fund and Surviving Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

2.           No gain or loss will be recognized by Target Fund upon the transfer of substantially all of its assets to, and assumption of its liabilities by, Surviving Fund in exchange solely for Surviving Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code, except that Target Fund may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code.

3.           No gain or loss will be recognized by Surviving Fund upon the receipt by it of substantially all of the assets of Target Fund in exchange solely for Surviving Fund Shares and the assumption by Surviving Fund of the liabilities of Target Fund pursuant to Section 1032(a) of the Code.

4.           No gain or loss will be recognized by Target Fund upon the distribution of Surviving Fund Shares to its shareholders in complete liquidation of Target Fund (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

5.           The tax basis of the assets of Target Fund received by Surviving Fund will be the same as the tax basis of these assets to Target Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

6.           The holding periods of the assets of Target Fund received by Surviving Fund will include the holding periods during which such assets were held by Target Fund pursuant to Section 1223(2) of the Code.

7.           No gain or loss will be recognized by the shareholders of Target Fund upon the exchange of their Target Fund Shares for Surviving Fund Shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.

8.           The tax basis of Surviving Fund Shares received by the shareholders of Target Fund (including fractional shares to which they may be entitled) will be the same as the tax basis of Target Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

9.           A Target Fund Shareholder’s holding period for the Surviving Fund Shares to be received will include the period during which Target Fund Shares exchanged therefor were held, provided that the shareholder held Target Fund Shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code.

10.           The Surviving Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Income Tax Regulations.

Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Our opinion is conditioned upon the performance by the Trust, on behalf of the Target Fund and Surviving Fund of their undertakings in the Agreement and the Representation Letter. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

This opinion is being rendered to the Surviving Fund and the Target Fund, and may be relied upon only by such Funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Surviving Fund on Form N-14, and any amendments thereto, covering the registration of Surviving Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

/s/ Stradley Ronon Stevens & Young, LLP

Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103-7098 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

Board of Trustees
Old Mutual Growth Fund
Old Mutual Funds II
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Board of Trustees
Old Mutual Focused Fund
Old Mutual Funds II
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Re:
Plan of Reorganization, made as of the 28th day of July, 2009 (the “Agreement”), by Old Mutual Funds II, a statutory trust created under the laws of the State of Delaware (“Trust”), on behalf of its series Old Mutual Growth Fund (“Target Fund”) and Old Mutual Focused Fund (“Surviving Fund”).

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax consequences of the reorganization of the Target Fund (the “Reorganization”), which will consist of:  (i) the acquisition by Trust, on behalf of Surviving Fund, of all of the assets of Target Fund in exchange for the assumption and payment, when due, of all liabilities of Target Fund, (ii) the reclassification of the full and fractional Class A, Institutional Class, and Class Z shares of beneficial interest, with $.001 par value, of Target Fund (“Target Fund Shares”) as shares of Surviving Fund (“Surviving Fund Shares”), which are voting securities, such that the reclassified shares of an Target Fund shareholder will have an aggregate net asset value equal to the aggregate net asset value of the Target Fund Shares held by such shareholder immediately prior to the Effective Time, and (iii) the liquidation of Target Fund at the Effective Time (the “Closing”), all upon and subject to the terms and conditions of the Agreement.

In rendering our opinion, we have reviewed and relied upon:  (a) a copy of the Agreement adopted by the Board on July 28, 2009; (b) the combined proxy statement/prospectus provided to shareholders of Target Fund in connection with a Special Meeting of Shareholders of Target Fund held on November 16, 2009 and adjourned until November 30, 2009; (c) certain representations concerning the Reorganization made to us by Surviving Fund and the Target Fund, in a letter dated December 4, 2009 (the “Representation Letter”); (e) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (f) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.  All capitalized terms used herein, unless otherwise defined, are used as defined in the Agreement.

For purposes of this opinion, we have assumed that the Target Fund on the Closing Date of the Reorganization satisfies, and immediately following the Closing Date of the Reorganization the Surviving Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.

Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the Representation Letter for the Target Fund and the Surviving Fund, it is our opinion that:

1.           The acquisition by Surviving Fund of substantially all of the assets of Target Fund as provided for in the Agreement, in exchange solely for Surviving Fund Shares and the assumption by Surviving Fund of the liabilities of Target Fund, followed by the distribution by Target Fund to its shareholders of Surviving Fund Shares in complete liquidation of Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Target Fund and Surviving Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

2.           No gain or loss will be recognized by Target Fund upon the transfer of substantially all of its assets to, and assumption of its liabilities by, Surviving Fund in exchange solely for Surviving Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code, except that Target Fund may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code.

3.           No gain or loss will be recognized by Surviving Fund upon the receipt by it of substantially all of the assets of Target Fund in exchange solely for Surviving Fund Shares and the assumption by Surviving Fund of the liabilities of Target Fund pursuant to Section 1032(a) of the Code.

4.           No gain or loss will be recognized by Target Fund upon the distribution of Surviving Fund Shares to its shareholders in complete liquidation of Target Fund (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

5.           The tax basis of the assets of Target Fund received by Surviving Fund will be the same as the tax basis of these assets to Target Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

6.           The holding periods of the assets of Target Fund received by Surviving Fund will include the holding periods during which such assets were held by Target Fund pursuant to Section 1223(2) of the Code.

7.           No gain or loss will be recognized by the shareholders of Target Fund upon the exchange of their Target Fund Shares for Surviving Fund Shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.

8.           The tax basis of Surviving Fund Shares received by the shareholders of Target Fund (including fractional shares to which they may be entitled) will be the same as the tax basis of Target Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

9.           A Target Fund Shareholder’s holding period for the Surviving Fund Shares to be received will include the period during which Target Fund Shares exchanged therefor were held, provided that the shareholder held Target Fund Shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code.

10.           The Surviving Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Income Tax Regulations.

Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Our opinion is conditioned upon the performance by the Trust, on behalf of the Target Fund and Surviving Fund of their undertakings in the Agreement and the Representation Letter. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

This opinion is being rendered to the Surviving Fund and the Target Fund, and may be relied upon only by such Funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Surviving Fund on Form N-14, and any amendments thereto, covering the registration of Surviving Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

/s/ Stradley Ronon Stevens & Young, LLP